SETTLEMENT AGREEMENT

This Settlement Agreement (this "Agreement") is entered into this 28th day of MAY, 2010 (the "Effective Date"), by and among Next One Interactive, Inc., a Nevada corporation ("NOI"), and Televisual Media Works, LLC, a Colorado limited liability company, TV Ad Works, LLC, a Colorado limited liability company, TV Net Works, a Colorado limited liability company, TV iWorks, a Colorado limited liability company and Mr. Gary Turner and Mrs. Staci Turner, individuals residing in the State of Colorado (individually and collectively "TVMW"). NOI and TVMW are referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, a dispute has arisen between the Parties concerning that certain Asset Purchase Agreement ("APA") and ancillary commercial agreements entered into by the Parties and dated June 5, 2009 (as described below);

WHEREAS, NOI has made a demand for arbitration pursuant to the terms of the APA;

WHEREAS, neither Party, by entering into this Agreement, concedes any fault, liability or wrongdoing, and both parties expressly deny any fault, liability or wrongdoing whatsoever. The execution of this Agreement, and the consideration and other terms and conditions thereof, do not constitute and shall not be construed as or deemed to be evidence of, or an admission or concession on the part of, any Party with respect to any claim, fault or liability or any wrongdoing or damage whatsoever. This Agreement may not be used for any purpose other than to effectuate this settlement and the terms hereof; and

WHEREAS, in order to avoid the uncertainty, expense, inconvenience and the distraction of arbitration or other formal alternative dispute resolution, and to forever buy the peace, the Parties now desire to fully and completely resolve the claims and disputes that have arisen between them in connection with the purchase of the assets associated with the Resort and Residence television network and any and all other matters in controversy between the Parties related thereto, including without limitation: the Advertising Sale Representation Agreement, the Affiliate Sales Representative Agreement, the Zero Coupon Debenture, the Secured Series Preferred, the Interactive Service Agreement and all other agreements contemplated under the APA (collectively the "Commercial Agreements").

NOW, THEREFORE, in consideration of the covenants contained in this Agreement, and for other good and valuable consideration, the adequacy and sufficiency of which the Parties hereby acknowledge, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

2. ***Purpose of Agreement***. This Agreement is a compromise of all existing and/or disputed claims of any kind in relation to the APA and the Commercial Agreements and is not to be construed as an admission or denial of liability by any Party hereto.

3. ***Settlement Terms***. The Parties hereby agree that:

(a) All obligations under the APA and Commercial Agreements are hereby foreclosed and all such agreements are acknowledged by both Parties to be of no force and effect. NOI shall retain all property transferred pursuant to the APA. NOI agrees that all compensation paid to TVMW to date shall be retained by TVMW.

(b) *In exchange specifically for TVMW's agreement to forego its rights under* the Commercial Agreements, it is agreed as follows:

(i) NOI shall issue Televisual Media Works, LLC one million, seven hundred and fifty thousand (1,750,000) shares of its common stock, par value $0.00001 per share ("Common Stock"). The transfer of Common Stock shall occur upon execution of this Agreement; and

(ii) NOI shall, on or before June 15, 2010, pay Televisual Media Works, LLC the sum of one hundred thousand U.S. Dollars ($100,000), payable by wire transfer to an account designated by Televisual Media Works; and

(iii) NOI shall make twenty (20) monthly payments of fifty thousand U.S. Dollars ($50,000) totaling one million U.S. Dollars ($1,000,000), with the first ~~twelve (12)~~ eight (8) such payments payable in cash by wire transfer, to an account designated by Televisual Media Works and the remaining ~~eight (8)~~ twelve (12) payments at the election of NOI, in either cash by wire transfer or in Common Stock. Payments shall be due on the first day of the month beginning August 1, 2010. In the event that any payment due is not made by the 5th day of the month, NOI shall be in default. TVMW shall have the right to accelerate its collection of the entire debt then outstanding. Any waiver of default under this provision shall not serve as a waiver as to subsequent defaults.

4. ***Mutual Release and Waiver of Claims***. To the fullest extent permitted by law, the Parties hereby fully, completely, unconditionally and irrevocably release, acquit and forever discharge any and all Claims (as defined below) whatsoever, whether known or unknown, liquidated or un-liquidated, including attorneys' fees and expenses, and any other related damages, costs or expenses among them, which presently exist or which the Parties may now or hereafter possess or assert against each other, and all of their respective parent companies,

subsidiaries, affiliates, shareholders, members, partners, directors, managers, officers, employees, agents, attorneys, assigns, heirs, executors, representatives, designees, based upon, arising out of, or relating in any way to the APA and the Commercial Agreements, the conditions precedent or subsequent to the APA and the Commercial Agreements, or either Party's performance or lack of performance of its duties pursuant to the APA and the Commercial Agreements. Each Party waives any right to assert that any cause of action or alleged cause of action or claim or demand relating to the Claims released hereby has, through oversight or error, or intentionally or unintentionally, or through a mutual mistake, been omitted from this Agreement.

The Parties acknowledge that it is possible that other injuries, damages, losses or future consequences or results not now known will develop or be discovered. The release in this Agreement, and the compromise upon which it is based, are expressly intended to cover and include, and do cover and include, a release by TVMW and NOI of all such future damages, losses or future consequences or results of known or unknown claims which could have been asserted against any Party arising from the released Claims.

The Parties each expressly consent that this release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unspecified claims, demands, rights, lawsuits or causes of action which could have been asserted by any Party against any other Party arising out of the released Claims. The Parties have been advised by their respective attorneys, or been advised that receiving such advice from competent counsel would be and remains advisable with respect to this waiver and understand and acknowledge its significance.

Each party expressly accepts and assumes the risk that if facts with respect to matters covered by this Agreement are found to be other than or different from the facts now believed or assumed to be true, this Agreement shall nevertheless remain effective. It is understood and agreed that this Agreement shall constitute a general release and shall be effective as a full and final accord and satisfaction and is a bar to all Claims, actions, causes of action, costs, expenses, attorneys' fees, damages and liabilities whatsoever, whether or not now known, suspected, claimed or concealed, pertaining to the released Claims.

5. ***Confidentiality, Non-Disparagement***. The Parties expressly understand and agree, as an integral and material term of this Agreement, that the terms of this Agreement, and any and all Claims made and/or released by either Party hereto shall be kept CONFIDENTIAL. To keep the terms "confidential" means that the Parties, except as otherwise required by the rules and regulations of the Securities & Exchange Commission, are forbidden from voluntarily disclosing, either directly or indirectly, in any manner, the Claims made and/or released, the sum paid or the terms of the settlement, either orally or in writing, to anyone, except in a proceeding where either Party is directed to do so by a court of competent jurisdiction, or except as either Party may be required to disclose the sum of money to their accountants or others as part of their business or individual tax or estate planning.

Following the execution of this Agreement by all Parties, each Party agrees not to disparage the other party, its officers, directors, employees, successors, assigns, subsidiaries, parent companies or other related entities. The Parties agree that the term "disparage" as used in

this paragraph will mean to utter a falsehood that tends to denigrate the goods, services or character of another Party and is actionable in a common law suit for disparagement, and includes, but is not limited to, references that the Claims upon which this Agreement is based were false or frivolous, or that any Party has made any admission or denial of liability in connection with any such Claims.

It is expressly agreed that: the provisions of this Section 5 are material terms of this Agreement; a part of the consideration herein is being paid for this confidentiality provision; and violation of this confidentiality and non-disparagement provision is likely to result in economic harm to the non-breaching Party.

Notwithstanding anything contained herein to the contrary, and only after execution of this Agreement, the Parties, or their counsel, may tell any person that a resolution of matters in dispute has been concluded to the mutual satisfaction of the Parties, but nothing more.

6. ***Released Claimed Defined***. Each Party understands and acknowledges that for the purposes of this Agreement and except for the obligations provided by this Agreement, as used herein, the term "Claims" includes without limitation any and all federal, state, local, foreign and any other jurisdiction's claims (including claims for contribution and indemnification), demands, actions, causes of action, liabilities, complaints, agreements, promises, losses, sums of money, accounts, covenants, controversies, suits, orders, defenses, judgments, administrative or regulatory actions, debts, compensation, reimbursement, fines, penalties, equitable relief, damages (including without limitation nominal, actual and compensatory damages, punitive or exemplary damages, and direct and consequential damages), attorneys' fees, costs, court costs, interest and expenses of any type, whether known or unknown, whether fixed or contingent, in law or equity, statutory or common law, or any other legal forms of action arising from or based on this dispute, the APA and the Commercial Agreements, the negotiation thereof or either Party's performance thereunder.

7. ***Representations and Warranties***. In order to induce each other to enter into this Agreement, the Parties represent and warrant as follows: (a) they are duly authorized and competent to enter into this Agreement with full power and authority to agree to agree to this Agreement and all the terms herein; (b) they have read the contents of this agreement and know and understand its contents fully; (c) they have not assigned any Claims or ownership rights referenced in this Agreement to any person or entity not a party to this Agreement, and to each Party's knowledge, no other person or entity has asserted or is able to assert any claim or ownership right referenced in this Agreement; (d) they have received, or have had an opportunity to receive, legal advice with respect to the review, execution, delivery and performance of this Agreement; and (e) they voluntarily execute this Agreement and accept its terms without any consideration whatsoever other than that which is expressly set forth in this Agreement, and without being influenced by any statement or representation of any person or party other than those set forth in this Agreement. Additionally, TVMW and each individual signing this Agreement represents and warrants that there are no checks or other forms of monies in the possession or in any way under their control which were conveyed in exchange for advertising time on the Resort and residence television network.

BK
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B.T.

8. ***Right of First Refusal***. For a period of six (6) months from the date hereof, TVMW hereby unconditionally and irrevocably grants to NOI a right of first refusal to purchase all or any portion of any common Stock received under this Agreement that TVMW may propose to transfer (in one or a series of transfers), at the same price and on the same terms and conditions as those offered to the prospective transferee. If NOI declines to participate in any such proposed transfer, TVMW shall only be allowed to consummate such proposed transfer on the same or better terms than what was offered to NOI.

9. ***Notices***. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by an internationally recognized overnight courier service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided that a notice of change of address(es) shall be effective only from the date of its receipt by the other Party):

(a) If to TVMW to:

Kevin J. O'Toole, Esq.
999 Eighteenth Street, Suite 2500
Denver, Colorado 80202

(b) If to Next 1 Interactive, Inc., then to:

Next 1 Interactive, Inc.
Attn: Bill Kirby
2400 N. commerce Parkway, Suite 105
Weston, Florida 33326

Notices by e-mail, facsimile or other means not expressly permitted hereunder shall have no force and effect. The Parties agree, however, that, where practicable, they will contemporaneously e-mail to counsel for the opposing Party (at the respective address set forth above) a courtesy copy of any notices or communications sent concerning this Agreement.

10. ***Enforcement***. The Parties agree that, in the event of any dispute arising out or relating to the formation, interpretation or performance of this Agreement, jurisdiction and venue shall lie only with, and they hereby expressly submit to the jurisdiction of, the District Court, County of Denver, State of Colorado. The Parties: (i) consent in each action and other legal proceeding relating to this Agreement to the personal jurisdiction of such court, and (ii) waive any objection to this venue of any such action or legal proceeding.

11. ***Integrated Agreement***. This Agreement expresses the complete agreement between the Parties with respect to the subject matter hereof and may not be modified in any manner except in a writing signed by all Parties to this Agreement. All exhibits attached hereto are hereby made a part of this Agreement by this reference. The Parties expressly intend and agree that there shall be no exceptions to this "oral modification" clause, including, but not limited to, any present or future claims of partial performance or equitable estoppels. No parol or oral evidence shall be admitted to alter, modify or explain the terms of this Agreement, which all Parties agree is clear and unambiguous.

12. ***Binding Effect on Successors and Assigns***. This Agreement shall be binding upon and inure to the benefit of the Parties' successors, assigns, subsidiaries, parent companies, executors, personal representatives, heirs and devisees.

13. ***Governing Law***. This Agreement shall be construed and governed by the substantive laws of the State of Colorado without regard to choice of law principles of any local, state, federal or foreign jurisdiction.

14. ***Severability***. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired thereby.

15. ***Specific Enforcement; Attorneys' Fees***. Except as otherwise provided herein, this Agreement may be specifically enforced by the Parties in court and may be used as evidence in a subsequent proceeding in which either of the Parties allege a breach of this Agreement. In the event a dispute arises out of this Agreement, the prevailing party in any litigation with respect to such dispute shall be entitled to recover all of its costs, expenses and reasonable attorneys' fees incurred in each and every action, suit or other proceeding it considers or brings to enforce this Agreement.

16. ***Mutual Drafting***. Each Party has had an opportunity to cooperate and has cooperated in the negotiation, drafting and preparation of this Agreement. Each Party acknowledges that this Agreement was drafted jointly by the Parties hereto and their respective counsel and each Party and its counsel has contributed substantially and materially to the preparation of this Agreement. Therefore, in any construction to be made of this Agreement, the same shall not be construed against any Party. The Agreement shall be construed as having been made and entered into as the result of arms-length negotiations, entered into freely and without coercion or duress, between parties of equal bargaining power.

17. ***Counterparts; Facsimile Signatures***. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties' signatures may be evidenced by facsimile or electronic transmission. Each signatory on behalf of a Party to this Agreement represents and warrants that he or she is a duly authorized representative of that Party, with full power and authority to agree to this Agreement and all the terms herein, on behalf of that Party.

18. ***Recommendation of Legal Counsel***. By signing this Agreement, the undersigned Parties each acknowledge that they have been advised that this Agreement has important legal consequences and have had the opportunity to consult with legal, tax or other counsel of their choice before signing this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date stated above.

Next One Interactive, Inc.

By: ______________________

Its CEO

____

Gary Turner (on behalf of himself and TVMW)

____

Staci Turner (on behalf of herself and TVMW)